EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-261702 on Form S-3 and Registration Statement Nos. 333-255691, 333-150791, 333-62256, 333-84014, 333-166517, 333-166518, 333-179884, 333-188352, and 333-224466 on Form S-8, of our report dated February 22, 2024, relating to the financial statements of EOG Resources, Inc. and the effectiveness of EOG Resources, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 22, 2024